UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 30, 2020

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

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(Exact name of registrant as specified in its charter)

California         333-04028LA                              33-0489154

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(State of Incorporation)                (Commission File Number)              (IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA   92821

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(Address of Principal Executive Offices)                                                          (Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 30, 2020, Ministry Partners Investment Company, LLC, (“we”, “our” or the “Company”) entered into a Loan and Security Agreement with KCT Credit Union, an Illinois state chartered financial institution (“KCT”). A copy of the Loan and Security Agreement is attached hereto as Exhibit 10.34 (the “CUSO LOC”).

The CUSO LOC is a $7.0 million short-term demand credit facility with a one-year maturity date ending on September 30, 2021. The CUSO LOC will automatically renew for another one-year term unless either party furnishes written notice at least thirty (30) days prior to the termination date that it does not intend to renew the agreement. The Company has secured the CUSO LOC with certain of its mortgage loan investments.

The Company may draw funds on the CUSO LOC at any time until the line is fully drawn. Repayment of each advance is due one hundred and twenty (120) days after the advance is made, or earlier in the event that a collateral loan becomes more than sixty (60) days delinquent and the Company fails to cure such deficiency. To secure its obligations under the CUSO LOC, the

Company has agreed to grant a priority first lien and security interest in certain of its mortgage loan investments and maintain a minimum collateralization ratio measured by taking the outstanding balance of mortgage notes pledged under the facility as compared to the total amount of principal owed on the CUSO LOC. The collateralization ratio must be maintained at or above 120%.

The CUSO LOC contains typical affirmative covenants for a credit facility of this nature, including requiring that the Company maintain the pledged collateral free of liens and encumbrances, timely pay the amounts due under the facility, and provide KCT with current financial statements and monthly reports. The Company will also be required to comply with certain financial covenants including maintaining a net worth of at least $7.0 million, ensuring that its net worth is equal to at least 5% of its total liabilities and that it will maintain minimum liquidity that equals or exceeds 120% of the outstanding amount owed under the CUSO LOC at the end of each calendar month. Default is defined as failing to make payments when due, the failure to comply with any covenant or agreement under the terms of the loan documents for the credit facility, insolvency, entry of a judgment against the Company of $1.5 million or more, or occurrence of a material adverse effect on the Company’s ability to make required payments on the debt. In the event that the debt is not cured to KCT’s satisfaction, it may accelerate the maturity of all amounts owed due under the credit facility and foreclose on its security interest in the Company’s pledged collateral.

The foregoing description of the Loan and Security Agreement is a summary only and it should be read in its entirety in order determine its material terms and conditions.  A copy of the CUSO LOC is filed herewith as Exhibit 10.34 and is incorporated herein by reference.

Item 1.02 Termination of a Material Agreement.

On September 24, 2020, the Company terminated the previous credit facility under which it was obligated to OSK VII, LLC and retired this debt. The previous credit facility was originally granted by Western Federal Corporate Credit Union,  assigned to the National Credit Union Administration Board and then assigned to OSK VII, LLC.

Exhibit Index

Exhibit 10.34	Loan and Security Agreement by and between Ministry Partners Investment Company, LLC and KCT Credit Union dated September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 7, 2020	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC
/s/ Joseph W. Turner, Jr Joseph W. Turner, Jr. Chief Executive Officer and President